Exhibit 99.6

December 17, 2024

JAJI Global Incorporation

Room 511, North Building,

2966 JinKe Road (ISPACE)

Pudong District, Shanghai, PRC, 201203

Tel: 86 21 60963686

Re: JAJI Global Incorporation

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of JAJI Global Incorporation (the “Company”), effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on June 18, 2024 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Robert D. Cain
Name: Robert D. Cain